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                                                                    Exhibit 10.1

                                IBT BANCORP, INC.
                              AND RELATED COMPANIES
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                                                 JANUARY 1, 2006

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                                TABLE OF CONTENTS

Section 1.  PURPOSE........................................................    1
Section 2.  DEFINITIONS....................................................    1
Section 3.  ENROLLMENT/ESTABLISHMENT OF ACCOUNT............................    3
Section 4.  ALLOCATIONS TO ACCOUNT.........................................    4
Section 5.  VESTING........................................................    5
Section 6.  COMMENCEMENT OF DISTRIBUTION...................................    5
Section 7.  MANNER AND FORM OF DISTRIBUTION................................    7
Section 8.  PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCY.......    8
Section 9.  DEATH BENEFIT..................................................    9
Section 10. UNSECURED UNFUNDED PLAN........................................   10
Section 11. PLAN AMENDMENT AND TERMINATION.................................   10
Section 12. EXPENSES.......................................................   10
Section 13. NONASSIGNABILITY...............................................   10
Section 14. DIRECTOR STATUS................................................   11
Section 15. ADMINISTRATION.................................................   11
Section 16. CLAIMS PROCEDURE...............................................   12
Section 17. NO RIGHTS AS A SHAREHOLDER.....................................   13
Section 18. LEGALITY OF ISSUANCE...........................................   13
Section 19. BINDING EFFECT.................................................   14
Section 20. INCOMPETENCY...................................................   14
Section 21. SEVERABILITY...................................................   14
Section 22. CONSTRUCTION...................................................   14

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                                IBT BANCORP, INC.
                              AND RELATED COMPANIES
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     IBT Bancorp, Inc. ("IBT") wants to establish a nonqualified plan of deferred compensation benefits for participating non-employee Directors. The Plan is intended to postpone taxation of such deferred compensation benefits until those benefits are paid to the Directors as provided in the Plan. The provisions of this Plan shall be effective on and after January 1, 2006.

     Section 1. PURPOSE.

     The Plan is intended to provide participating Directors with additional compensation, payable as set forth in the Plan, in order to reward the individuals who contribute to the success of the Company.

     Section 2. DEFINITIONS.

     The following words and phrases shall, when used in this Plan, have the following respective meanings unless their context clearly indicates otherwise:

     2.01 ADMINISTRATOR OR PLAN ADMINISTRATOR means IBT which may, from time to time in its sole discretion, appoint a person or persons to assist in the administration of the Plan.

     2.02 BENEFICIARY means the person(s) or entity designated by Participant to receive any undistributed deferred compensation benefits which become payable in the event of Participant's death.

     2.03 BOARD OF DIRECTORS means Company's governing body according to law and Company's governing documents.

     2.04 CHANGE OF CONTROL means a sale which results in a change in the ownership of Company, a change in the effective control of Company, or a change in the ownership of a substantial portion of Company's assets. The change shall not be deemed a "Change of Control" for purposes of this Plan unless the change (whether made in a single transaction or in successive multiple transactions) effectively transfers the controlling interest of the Company to an unrelated third party(ies) (as defined under the attribution rules of Code Sections 318 and 414) and said change results in the unrelated third party(ies) owning more than fifty percent (50%) of the fair market value or the total voting power of the stock of the Company. In addition to the foregoing, the Change of Control must satisfy the provisions of Q & A-11 through 14 of IRS Notice 2005-1 and IRS Prop. Reg. 1.409A-3(g)(5) and subsequent guidance.

     2.05 CODE means the Internal Revenue Code of 1986, as amended.

     2.06 COMMITTEE OR ADMINISTRATIVE COMMITTEE means the committee described in
Section 15.

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     2.07 COMPANY OR PARTICIPATING COMPANY means IBT Bancorp, Inc., Isabella
Bank and Trust, Farmers State Bank of Breckenridge, Financial Group Information Services, Inc., and IBT Title and Insurance Agency, Inc. and any other entity whose Board of Directors authorizes participation in this Plan where IBT by its Board of Directors has approved such participation, OR THEIR RESPECTIVE SUCCESSOR OR SUCCESSORS.

     2.08 DEFERRED MONEY ACCOUNT means the bookkeeping account maintained on behalf of Participant to record Company Contributions made pursuant to Sections 4.01.

     2.09 DIRECTOR means any elected or appointed member of the Board of Directors of any Participating Company, provided the member is not an employee of the Company.

     2.10 DISABILITY means the Participant is:

          (a) unable to engage in any substantial gainful activity by reason of any medically determinable or physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

          (b) by reason of any medically determinable or physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Participants of the Company.

     2.11 DISABILITY RETIREMENT DATE means the date of Participant's severance of service with the Company on account of Participant's Disability.

     2.12 EFFECTIVE DATE means January 1, 2006, the date on which the provisions of this Plan become effective.

     2.13 NORMAL RETIREMENT AGE means Participant's attainment of age 70.

     2.14 NORMAL RETIREMENT DATE means the date Participant attains Normal Retirement Age, without regard to Participant's continued service with the Company.

     2.15 PARTICIPANT means any Director of a Participating Company receiving Director's salary, a retainer or board fees who has elected to participate in the Plan by providing written notice to his Participating Company, in the form prescribed by the Participating Company.

     2.16 PLAN means the IBT Bancorp, Inc. and Related Companies Deferred Compensation Plan for Non-Employee Directors, as amended from time to time.

     2.17 PLAN YEAR means the consecutive 12-month period beginning on January 1 and ending on December 31.


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     2.18 RETIREMENT means with respect to a Participant, separation from service with all Participating Companies for any reason other than a leave of absence, death or Disability on or after the attainment of Normal Retirement Age.

     2.19 SEPARATION FROM SERVICE means Participant's severance of service with all Companies, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations.

     2.20 STOCK UNIT ACCOUNT means the bookkeeping account maintained on behalf of Participant to record Company contributions made pursuant to Section 4.02.

     2.21 UNFORESEEABLE FINANCIAL EMERGENCY means an unforeseeable emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Code Section 152(a)) of the Participant,
(ii) a loss of the Participant's property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee, in accordance with applicable law.

     2.22 VALUATION DATES means March 1, June 1, September 1 and December 1.

     Section 3. ENROLLMENT/ESTABLISHMENT OF ACCOUNTS.

     3.01 ENROLLMENT. As a condition to participation, each Director who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee an Election Form and a Beneficiary Designation From, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

     3.02 INITIAL PARTICIPATION. A Director who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete the enrollment requirements within thirty (30) days after the date he first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In that event, such person's participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to this Section 3.02 and such person shall not be permitted to defer under this Plan any portion of his salary, retainer or fees that are paid with respect to services performed prior to his participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations.

     3.03 COMMENCEMENT. Each Director who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Director has met all enrollment requirements set forth in this Plan as required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process the Participant's deferral


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election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

     If a Director fails to meet all requirements contained in this Section 3 within the period required, the Director shall not be eligible to participate in the Plan during such Plan Year.

     3.04 ACCOUNTS. Company agrees to create a Deferred Money Account and a Stock Unit Account as described in Section 4 below to be maintained on the books of Company in the name of each Participant.

     Section 4. ALLOCATIONS TO ACCOUNT.

     4.01 PARTICIPANT CONTRIBUTIONS. Each Participant shall defer all or any portion (subject to a minimum required deferral of at least 25%) of his director's salary (if any), retainer and fees which are earned for the year from any Participating Company commencing after the date of said election as he may specify in said written notice to the Participating Company, and such amounts so deferred shall be paid only as provided in the Plan. Participant may change the amount of, or suspend, future deferrals with respect to the Director's salary (if any), fees and retainers earned for years commencing after the date of change or suspension as he may specify by written notice to the Participating Company; provided such change is made prior to January 1 of the calendar year in which the amount to be deferred is earned.

     4.02 CONTRIBUTION TO STOCK UNIT ACCOUNT. For each Participant electing to participate in this Plan, each Participating Company for whom the Participant has made a deferral election shall maintain a Deferred Money Account which shall be converted quarterly into a Stock Unit Account for each Plan Participant. Each Participant shall be furnished quarterly with a statement of his Accounts.

     The deferred salary (if any), retainers and fees of each Participant shall be credited as a dollar amount to the Participant's Deferred Money Account on the date the amount would otherwise be payable to Participant and shall be converted into stock units quarterly at each of the Valuation Dates by dividing the dollar balance of such Deferred Money Account as of the end of each quarter by the price of a share of IBT common stock as determined by the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, or if said plan is not in operation at that time, as determined by the Board of Directors of IBT. The number of stock units for full shares so determined shall be credited to the Participant's Stock Unit Account and the aggregate value thereof at said closing price shall be charged to the Participant's Deferred Money Account. Any cash balance remaining in the Participant's Deferred Money Account after such charge shall be aggregated with subsequent credits to the Account at the next Valuation Date to be converted into additional stock units.

     Additional credits will be made to each Participant's Deferred Money Account in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property) the Participant would have received from time to time had he been the owner on the record dates with respect thereto of the number of shares of IBT common stock equal to the number of stock units in his Stock Unit Account on such dates. In the case of a stock dividend or stock split, additional credits will be made to each Participants' Stock Unit Account of the number of stock units equal to


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the number of full shares of IBT common stock in the case of a stock dividend or a stock split which such Participant would have received from time to time had he been the owner on the record dates with respect thereto of the number of shares of IBT common stock equal to the number of stock units in his Stock Unit Account on such dates.

     Section 5. VESTING.

     Subject to satisfying the distribution events set forth in Section 6 below, Participant's interest in his Deferred Money Account and his Stock Unit Account shall be 100% vested and nonforfeitable at all times.

     Section 6. COMMENCEMENT OF DISTRIBUTION.

     6.01 DISTRIBUTION DATES. The form and manner in which distributions will be made from the Plan shall be determined in accordance with Section 7 below. No amount standing from time to time to the credit of the Participant in his Deferred Money Account or his Stock Unit Account shall be assignable or alienable by Participant, nor may any such payment be used as collateral or in any other fashion by Participant prior to payment by the Company. Subject to
Section 6.03 below, no amount standing from time to time to the credit of Participant in his Deferred Money Account or his Stock Unit Account shall be payable to Participant (or to Participant's Beneficiary) until the earliest of the following distribution dates:

          (a) Normal Retirement Date, including mandatory retirement from Company's Board of Directors;

          (b)  Disability Retirement Date;

          (c)  Participant's death;

          (d)  Unforeseeable Financial Emergency;

          (e)  a Change of Control; or

          (f)  Participant's complete Separation From Service with Company.

     6.02 TIME OF DISTRIBUTION. When the amounts credited to Participant's Deferred Money Account and Stock Unit Account become payable pursuant to Section
6.01 above, distribution of such benefit shall begin on the first day of the sixth month following the first Valuation Date immediately following the earliest distribution date, or as soon as administratively practicable thereafter.

     Notwithstanding the foregoing, Participant may elect A delayed distribution date. The delayed distribution date may be a specific future date or the attainment of a specified age by the Participant (not to exceed the Participant's attainment of age 75), so long as the delayed distribution date is:


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     (a)  requested at least twelve (12) months prior to the earliest distribution date;

     (b) the election does not take effect until at least twelve (12) months after the date on which the election is made; and

     (c) the payment is postponed for a period of not less than five (5) years from the date the payment would otherwise have been made.

     6.03 ACCELERATING THE TIME OF PAYMENT. Notwithstanding the distribution dates set forth in Section 6.01 above, an early distribution may be made as soon as administratively possible in accordance with IRS Prop. Reg. 1.409A-3(h)(2) and subsequent guidance following the occurrence of any of the following events:

     (a)  to fulfill the requirements of a domestic relations order;

     (b) as necessary to comply with a certificate of divestiture as defined in Code Section 1043(b)(2);

     (c)  to make payment of certain employment and/or income taxes;

     (d)  de minimis cashout amounts not exceeding $10,000;

     (e) in accordance with an Unforeseeable Financial Emergency as described in Section 8; or

     (f) certain arrangement terminations of the Plan as described in Section 11 hereof.

     6.04 DELAYING PAYMENTS UNDER CERTAIN CIRCUMSTANCES. A payment may be delayed in accordance with IRS Prop. Reg. 1.409A-2(b)(5) (and such other guidance published after the Effective Date) under the following circumstances as described in the Regulation:

     (a) Payments subject to Code Section 162(m) where the Company reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m).

     (b) Payments that would violate a loan covenant or similar contractual requirement of the Company, where such violation would cause material harm to the Company and the Company entered into the agreement or covenant for legitimate business reasons and not to avoid restrictions under Code Section 409A;

     (c) Payments that would violate Federal securities laws or other applicable laws; or

     (d)  Such other events and conditions as permitted by applicable law.


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     Any missed or delayed payments shall be made to the Participant (or to his
Beneficiary) at the earliest date at which the Company reasonably anticipates that the payment will not cause the harm to be avoided by the application of this Section 6.04.

     Section 7. MANNER AND FORM OF DISTRIBUTION.

     7.01 MANNER OF PAYMENT. Upon the occurrence of a distribution event set forth in Section 6, the Participant shall receive:

          (a) payment in cash of the balance in his Deferred Money Account maintained with the Participating Company, if any, remaining after the last Valuation Date occurring in the calendar year of the distribution event, but after the date of the distribution event; and

          (b) payment of the balance in his Stock Unit Account maintained with the Participating Company as of the date of the distribution event, in shares of IBT common stock, or at the option of the Participant as he directs by written notice delivered to the Participating Company within thirty (30) days after the date of the distribution event, in cash equal to the purchase cost of such shares, or in any combination of stock or cash.

     7.02 FORM OF PAYMENT. Participant's benefit payable from the Plan Account shall be distributed in a single lump sum, unless an election is made to change the form of payment to an installment payment by submitting an election form to the Committee in accordance with the following:

     (a) the election shall have no effect until at least twelve (12) months after the date the election is made; and

     (b) the first benefit payment shall be delayed at least five (5) years from the Participant's originally scheduled benefit commencement date described in Section 6.01.

     Installment payments made under this Section 7.02 shall be equal annual installments payable over a period of ten (10), fifteen (15) or twenty (20) years, said installment payments to be treated as a single payment pursuant to IRS Prop. Reg. 1.409A-2(b)(2)(iii) and future guidance; provided however, pursuant to IRS Prop. Reg. 1.409A-2(h)(1) and other applicable law, if Participant dies before all installment payments have been made, all remaining amounts shall be paid to Participant's Beneficiary in a single lump sum.

     Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the form of benefit payment under this Section 7.02 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to Treasury guidance or Regulations issued after the Effective Date. Accordingly, if a Participant's subsequent benefit distribution election would result in the changing of the length of the benefit payment period (e.g., a Participant changes an existing distribution election from annual installments to a lump sum payment; from 10 annual installments to 5 annual installments, etc.), and the Committee determines such


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election to be inconsistent with Code Section 409A or other applicable tax law, the election shall not be effective.

     Section 8. PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCY.

     (a) If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend deferrals to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant's Unforeseeable Financial Emergency, or if suspension of deferrals is not required under Code Section 409A and other applicable tax law, the Participant may further petition the Committee to receive a partial or full payout from the Plan. The Participant shall receive a payout from the Plan only to the extent such payout is deemed necessary by the Committee to satisfy the Participant's Unforeseeable Financial Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.

          Deferrals made under the Plan may also be suspended if the Participant is required under IRS Regulation 1.401(k) - 1(d)(3) to cancel all deferral elections to be eligible to receive a hardship distribution under an arrangement subject to Code Section 401(k).

     (b) The payout shall not exceed the lesser of (i) the vested balance in the Participant's Accounts, calculated as of the close of business on or about the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by suspension of deferrals under this Plan, if the Committee, in its sole discretion, determines that suspension is required by Code Section 409A and other applicable tax law. A deferral election made after the termination of a deferral election due to an Unforeseeable Financial Emergency shall be treated as an initial deferral election.

     (c) If the Committee, in its sole discretion, approves a Participant's petition for suspension, the Participant's deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant's petition for suspension and payout, the Participant's deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan in a single lump sum within sixty
          (60) days of the date of such approval.

     (d) Notwithstanding the foregoing, the Committee shall interpret all provisions relating to suspension and/or payout under this Section 8 in a manner that is consistent with


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          Code Section 409A and other applicable tax law, including but not limited to Treasury guidance and Regulations issued after the Effective Date.

     Section 9. DEATH BENEFIT.

     9.01 BENEFICIARY DESIGNATION. Participant may designate a Beneficiary to receive any benefit payable to Participant from this Plan in the event of Participant's death prior to the complete distribution of benefits payable under the Plan. The benefit shall be distributed in a single lump sum.

     9.02 PAYMENT OF DEATH BENEFIT. The death benefit payable under the Plan shall be paid in accordance with the rules described in Section 9.02(a) through
(e) below.

          (a) The designation of a Beneficiary shall be effective when made on a form supplied by the Plan Administrator, signed by Participant and actually received and approved in writing by the Plan Administrator.

          (b) No Beneficiary shall have any rights under this Plan until the death of Participant. Participant may revoke a Beneficiary designation at any time prior to Participant's demise and designate an alternative death benefit Beneficiary. Participant may designate primary and contingent Beneficiaries. A contingent Beneficiary designation will become effective only after the death of any and all primary Beneficiaries.

          (c) If more than one Beneficiary is named in either category (primary or contingent), benefits will be paid according to the following rules:

               (i) Beneficiaries may be designated to share equally or to receive specific percentages of the amount distributed; and

               (ii) If a Beneficiary dies before Participant dies, only
                    surviving Beneficiaries will be eligible to receive any benefits in the event of the death of the Participant. If more than two Beneficiaries are originally named to receive different percentages of the benefit, surviving Beneficiaries will share in the same proportion to each other as indicated in the original designation.

          (d) A person, trust, estate or any other legal entity may be designated as a Beneficiary.

          (e) If a Beneficiary has not been designated, or if a Beneficiary designation is ineffective for any reason, Participant's estate shall be the Beneficiary.


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     Section 10. UNSECURED UNFUNDED PLAN.

     Participant's Deferred Money Account and Stock Unit Account shall be bookkeeping accounts only, and Company shall not be required in any way to fund the Accounts. Company shall have no obligation to set aside, earmark, or entrust any fund, policy or money with which to pay its obligation under this Plan. Participant, or any successor in interest, shall be and remain a general creditor of Company with respect to amounts deferred under this Plan in the same manner as any other unsecured creditor who has a general claim for an unpaid liability. Company shall be the sole owner and beneficiary of any assets acquired for its general account under this Plan. Company shall not make any loans or extend credit to Participant, or any successor in interest, which shall be offset by benefits payable under this Plan.

     Section 11. PLAN AMENDMENT AND TERMINATION.

     IBT may amend or terminate the Plan by action of its Board of Directors at any time in its sole discretion without the consent of Participant or his Beneficiary. No amendment or termination shall adversely affect the benefit to which Participant or his Beneficiary is entitled under the Plan prior to the date of such amendment or termination. In the event of Plan termination, all amounts credited to Participant's Deferred Money Account and Stock Unit Account shall be paid after said Plan termination to Participant or his Beneficiary at the time and in the form set forth in Sections 6 and 7 above.

     Notwithstanding the foregoing termination distribution provisions, in the event the Company entirely terminates all account balance deferred compensation plans that would be aggregated with this Plan under IRS Prop. Reg. 1.409A-1(c) and subsequent guidance, with respect to all plan participants, all amounts payable under this Plan on account of the termination shall be distributed in accordance with IRS Prop. Reg. 1.409A(h)(2)(viii)(C) (and such other Treasury guidance or Regulations issued after the Effective Date) not less than twelve
(12) months and not more than twenty-four (24) months following the termination date. Furthermore, the Company shall not establish or adopt any new arrangement that would be aggregated under Prop. Reg. 1.409A-1(c) with this Plan for a period of five (5) years following the termination date. In addition, to the extent permissible under Code Section 409A and other applicable tax law, including but not limited to Notice 2005-1 and such other Treasury guidance or Regulations issued after the Effective Date, following a Change of Control the Employer shall be permitted to (i) terminate the Plan by action of its Board of Directors, and (ii) distribute the vested Account balances to Participants in a lump sum no later than twelve (12) months after the date of the Change of Control.

     Section 12. EXPENSES.

     Company shall pay all costs, charges and expenses relating to the establishment and operation of the Plan.

     Section 13. NONASSIGNABILITY.

     The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered or subject to any charge or legal process, and if


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

any attempt is made to do so, or if a person eligible for any benefits becomes bankrupt, the interests under the Plan of the person affected may be terminated by the Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more dependents of such person or make any other disposition of such benefits that it deems appropriate.

     Section 14. DIRECTOR STATUS.

     The Plan does not, and will not, give any Participant the right to continue as a Director of a Company, nor will the Plan confer any right to any benefit under the Plan unless such right has specifically accrued under the terms of the Plan.

     Section 15. ADMINISTRATION.

     The Boards of Directors of the Participating Companies shall appoint an impartial Administrative Committee consisting of individuals who are not participants in the Plan. The Administrative Committee shall have the sole and exclusive discretionary authority to construe and interpret the terms and provisions of this Plan, make factual determinations and decide all questions of eligibility and the amount and time of any benefit payment. Such interpretations shall be final and binding on all persons. No member of the Administrative Committee shall, in any event, be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith. In no event, however, shall the provisions of Section 10 or any other provisions in this Plan prevent the Participant from seeking legal recourse for any claim he may have under this Plan.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable. It may delegate such ministerial functions as necessary for the operation of the Plan to its agents, including, but not limited to:

          (a) maintenance of rules determining eligibility for participation and benefits;

          (b) maintenance of records and bookkeeping, including but not limited to the amount payable by each participating Company to its respective Participants;

          (c)  calculation and payment of benefits;

          (d) making recommendations to the Administrator with respect to Plan administration; and

          (e) establishing and carrying out a funding policy and method consistent with the objectives of the Plan.

     The Committee's interpretations and determinations shall be final and binding on all persons and parties concerned. The Committee may make such provision to withhold any taxes which it is required to withhold from any applicable benefit payment. Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such payment.


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     Section 16. CLAIMS PROCEDURE.

     16.01 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

     16.02 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

          (iv) an explanation of the claim review procedure set forth in Section
               16.03 below; and

          (v) a statement of the Claimant's right to bring a civil action following an adverse benefit determination on review.

     16.03 REVIEW OF A DENIED CLAIM. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

     (a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

     (b)  may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

     16.04 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant's written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;

     (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the Claimant s claim for benefits; and

     (d)  a statement of the Claimant s right to bring a civil action.

     16.05 LEGAL ACTION. A Claimant s compliance with the foregoing provisions of this Section 16 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

     Section 17. NO RIGHTS AS A SHAREHOLDER.

     No Participant shall have any voting or other rights or privileges of a shareholder of IBT common stock by reason of crediting of stock units to the Participant's Stock Unit Account.

     Section 18. LEGALITY OF ISSUANCE.

     No shares of IBT common stock shall be issued under this Plan unless and until IBT has determined that all applicable provisions of state and federal law have been satisfied.

     Section 19. BINDING EFFECT.

     This Plan shall be binding upon and inure to the benefit of the parties to the Plan and upon the successors and assigns of each Participating Company, and upon the heirs and legal representatives of the Participant.

     Section 20. INCOMPETENCY.

     If a Participating Company shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, a committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act, or to any person deemed by the Participating Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Participating Company may determine. Any such payment shall be a complete discharge of the liabilities of the Participating Company under this Plan.

     Section 21. SEVERABILITY.

     In the event that any of the provisions of this Plan or portion of the Plan, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

     Section 22. CONSTRUCTION.

     This Plan shall be construed under the laws of the State of Michigan and Code Section 409A and the Treasury guidance and Regulations promulgated thereunder. The invalidity or unenforceability of any one or more provision of the Plan shall not affect the validity or enforceability of the Plan, which shall remain in full force and effect to the extent permitted by law. If any provisions of this Plan shall be held illegal or invalid for any reason, said legality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if said illegal and invalid provision had not been included in the Plan.

                                        IBT BANCORP, INC.


DATED: DECEMBER 16, 2005                BY: /S/ Dennis P. Angner
                                            ------------------------------------


                                        ITS: President & CEO
                                             -----------------------------------

                                        ISABELLA BANK AND TRUST


DATED: DECEMBER 16, 2005                BY: /S/ Richard J. Barz
                                            ------------------------------------


                                        ITS: President & CEO
                                             -----------------------------------


                                        FARMERS STATE BANK OF BRECKENRIDGE


DATED: DECEMBER 16, 2005.               BY: /S/ Timothy Miller
                                            ------------------------------------


                                        ITS: President & CEO
                                             -----------------------------------


                                        FINANCIAL GROUP INFORMATION SERVICES,
                                        INC.


DATED: DECEMBER 16, 2005                BY: /S/ Jon Wainwright
                                            ------------------------------------


                                        ITS: President & CEO
                                             -----------------------------------


                                        IBT TITLE AND INSURANCE AGENCY, INC.


DATED: DECEMBER 16, 2005                BY: /S/ Douglas McFarlane
                                            ------------------------------------


                                        ITS: President & CEO
                                             -----------------------------------